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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the Administaff, Inc. 2001 Incentive Plan (333-66344), Administaff, Inc. Nonqualified Stock Option Plan (333-85151; 333-66342), Administaff, Inc. 1997 Employee Stock Purchase Plan (333-36363) and the Administaff, Inc. 1997 Incentive Plan (333-34041; 333-85151) of our report dated February 5, 2003, with respect to the consolidated financial statements of Administaff, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                              ERNST & YOUNG LLP
Houston, Texas
March 18, 2003